FIRST ALLONGE TO CREDIT NOTE

                  ALLONGE, dated June 1, 1999, attached to and forming a part of the Credit Note, dated May 28, 1999 (the "Note"), made by AZUREL LTD., a Delaware corporation ("Maker"), payable to the order of TADEO HOLDINGS, INC., a Delaware corporation ("Payee") in the original principal amount of $1,000,000.

                  WHEREAS, Payee has previously advanced an aggregate of $1,500,000 to Maker as follows: (i) $500,000 pursuant to a promissory note, dated March 31, 1999, which matured on May 31, 1999 bearing interest at 20.8% and remains unpaid ("Note 1"); and (ii) $1,000,000 pursuant to the Note;

                  WHEREAS, repayment of the Note is secured by specified collateral identified in that certain Pledge Security Agreement by and between Maker and Payee, dated as of May 28, 1999 (the "Pledge Agreement");

                  WHEREAS, Payee and Maker desires to: (i) amend Note 1 and amend the Note for the purpose of making the payee for all of such indebtedness the Payee's wholly-owned subsidiary, Tadeo E-Commerce Corp.; (ii) amend the Note to include the $500,000 unpaid principal plus $28,166.67 of accrued interest with respect to funds advanced pursuant to Note 1, an aggregate of $1,528,166.67 (the "Secondary Advances"), as amounts to be repaid under the terms of and on the same schedule as all funds advanced under the original terms of the Note, and to include the Secondary Advances as obligations to be secured under the terms of the Pledge Agreement.

                  NOW, THEREFORE, in consideration for the mutual promises expressed herein, and such other consideration as is hereby acknowledged by all parties hereto as adequate consideration under the terms hereof, the parties hereto do hereby agree as follows:

                  1.       NOTE PRINCIPAL.

                  The Note is hereby amended to reflect that the principal amount of the Note is One Million Five Hundred Twenty-Eight Thousand One Hundred Sixty-Six and 67/00 Dollars ($1,528,166.67) rather than One Million Dollars ($1,000,000).

                  2.       PAYEE OF THE NOTE; FIRST INTEREST PAYMENT.

                  The Note is hereby amended to reflect that: (i) the "Holder" or "Bank" for all purposes of the Note is TADEO E-COMMERCE CORP., a Delaware corporation ("Subsidiary"), having an address at 5 Hanover Square, New York, NY 10004, rather than TADEO HOLDINGS, INC.; and (ii) the first payment of interest under the Note is not due until July 1, 1999.

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                  3.       SECURITY.

                  Payee and Maker do hereby agree that all obligations under the Note, as augmented under the terms hereof, are secured by the Collateral as defined in, and under the terms of, the Pledge Agreement.

                  3. In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Allonge, shall continue in full force and effect.

                  IN WITNESS WHEREOF, Maker and Payee have caused this Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                           AZUREL LTD.

                                           By: /S/ GERARD SEMHON

                                               Gerard Semhon, Chairman

                                           TADEO HOLDINGS, INC.

                                           By: /S/ ALEXANDER KALPAXIS

                                           AGREED AND ACKNOWLEDGED:

                                           TADEO E-COMMERCE CORP.

                                           By: /S/ DAMON TESTAVERDE